SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 30, 2017

Sunvalley Solar, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-150692	20-8415633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

398 Lemon Creek Dr., Suite A Walnut, CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  909-598-0618

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01

Other Events.

We have been awarded a default judgment for damages and other costs in our legal dispute with Baoding Tianwei Solarfilms, which has been pending in the Superior Court of California, County of Los Angeles as Sunvalley Solar, Inc. v. Baoding Tianwei Solarfilms Co., Ltd., Case No. KC066342.  In January of 2011, Baoding Tianwei Solarfilms entered into an agreement with us to manufacture customized panels for our customers. We later incurred damages due to defective equipment provided from the manufacturer and filed suit. On September 7th, 2017, the court awarded us a default judgment against Baoding Tianwei Solarfilms in the total amount of $4,864,722.35.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunValley Solar, Inc.

/s/ Zhijian Zhang

Zhijian Zhang
Chief Executive Officer

Date: October 30, 2017

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